Exhibit 99.1
NEWS RELEASE

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Constellation Brands Announces Agreement
to Purchase Brewery in Obregon, Mexico

•	Agrees to purchase Obregon Brewery from Grupo Modelo for $600 million, subject to regulatory approvals and customary closing adjustments

•	Initial Mexicali buildout scaled to 5 million hectoliters of production capacity with infrastructure investments to support potential expansion to 20 million hectoliters

•	Increases free cash flow guidance for fiscal 2017 to a range of $575 - $675 million, as Mexicali capital expenditure estimate is reduced for the year

VICTOR, N.Y., Oct. 31, 2016 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that it will submit to the U.S. Department of Justice a proposal to acquire a brewery operation from Grupo Modelo, a subsidiary of Anheuser-Busch InBev SA/NV for $600 million. The brewery, located in Obregon, Mexico, is expected to have four million hectoliters of production capacity with minimal investment and optimization by Constellation after closing. This transaction is subject to U.S. Department of Justice and Mexican regulatory approvals and customary closing adjustments. The acquisition of the Obregon brewery allows Constellation to immediately obtain functioning brewery capacity to support its fast-growing, high-end Mexican beer portfolio and provides flexibility for future innovation initiatives. It also enables the company to become fully independent from the interim supply agreement with Grupo Modelo. As a result, Constellation will phase the buildout of 10 million hectoliters at Mexicali, with the first 5 million hectoliters of production capacity expected to become operational by December 2019, and subsequent capacity planned to align with future growth.
“We believe this is the right strategy to provide near-term capacity and greater flexibility to support our growth and innovation plans, while allowing for the buildout of our Mexicali brewery over an extended time period,” said Rob Sands, president and chief executive officer, Constellation Brands. “We look forward to welcoming Obregon’s talented employees to our Constellation family and working together to continue to capture the ongoing growth opportunities we see in the high-end segment of the U.S. beer market.”
The Obregon brewery is located on Mexico’s west coast in the state of Sonora, and will help service Constellation’s largest beer markets in the western U.S. The majority of Obregon’s production is currently satisfying the interim supply agreement today, so it is expected to be a smooth transition during the continued expansion of the Nava brewery and the buildout of the Mexicali brewery.
“The magnitude of our long-term investments in Mexico largely remain the same. The revisions to our operating plans essentially represent an initial shift in spend to Obregon from Mexicali. This will result in an increase in our free cash flow estimate for fiscal 2017 to a range of $575 - $675 million,” said David Klein, executive vice president and chief financial officer, Constellation Brands. “As originally outlined, Mexicali is scalable to 20 million hectoliters to support the future growth of our beer business, which continues to significantly outperform the U.S. beer market.”
With the Obregon acquisition and phased buildout of the Mexicali brewery, the company is now targeting the following, which includes the previously announced glass plant expansions:

Mexico Beer Expansion Capital Expenditures (1)
(in millions)
	FY 2014 - 2015	FY 2016	FY 2017	FY 2018 - 2021	Total (2)
Nava Projects (3)	$725	$650	$550 - $600	$525 - $575	$2,500

Mexicali Brewery Build (4)		$125	$225 - $275	$1,000 - $1,050	$1,400

Total	$725	$775	$775 - $875	$1,525 - $1,625	$3,900

(1)	Some rounding for presentation purposes.

(2)	Based on implied midpoint for all ranges.

(3)	Includes expansion of the Nava brewery to 27.5M HL of production capacity; and glass plant warehouse, rail and furnace expansion. Expected to be completed by early calendar 2018.

(4)
Includes 5M HL of production capacity and land, water rights, infrastructure and other site requirements to accommodate scalability to 20M HL of production capacity. Expected to be completed by end of calendar 2019.

Supplemental Financial Information
The company discusses free cash flow, a non-GAAP measure, in this news release. Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2017
(in millions)
Net cash provided by operating activities (GAAP)	$1,500.0	$1,700.0
Purchases of property, plant and equipment	(925.0)	(1,025.0)
Free cash flow (Non-GAAP)	$575.0	$675.0

About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. Constellation is a Fortune 500® company and one of the top performing stocks in the S&P 500 Consumer Staples Index. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo

Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S. In addition, Constellation is the world’s leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company’s premium spirits brands include SVEDKA Vodka and Casa Noble Tequila.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and approximately 9,000 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, future Obregon brewery production capacity, prospects, estimated cash provided by operating activities, estimated capital expenditures, free cash flow estimates, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.
During the current quarter, Constellation Brands may reiterate the forward-looking statements. Prior to the start of the company’s quiet period, which will begin at the close of business on Nov. 30, 2016, the public can continue to rely on the forward-looking statements as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the forward-looking statements should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on any contemplated timetable. The Obregon brewery transaction between Constellation Brands and Grupo Modelo is subject to the approval of the United States Department of Justice and Mexican regulatory approvals, as well as certain closing conditions. There can be no assurance that these approvals will be granted or will be granted on any contemplated timetable or that the transaction will occur or will occur on the contemplated terms or any contemplated timetable.
In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation Brands contained in this news release are subject to a number of risks and uncertainties, including completion of the Obregon brewery transaction and optimization on the expected terms, timetable and costs, including actual closing adjustment amounts; receipt of all required permits and regulatory approvals by the expected dates and on the expected terms; completion of the glass plant and Nava brewery expansions and Mexicali brewery construction by the expected completion dates and on the expected terms and costs, and with receipt of any necessary permits and regulatory approvals; the duration of the Interim Supply Agreement; the accuracy of all projections, including sales trends, glass supply sources, and estimates of capital expenditure investments; ability to achieve targeted volume growth, operating margin, and free cash flow generation may all vary due to financial and operational results which differ from those anticipated and the timeframe in which achieved will depend on actual financial and operational performance; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2016, which could cause future performance to differ from current expectations.